Exhibit 32

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Better Biodiesel, Inc., a Colorado corporation (the “Company”), on Form 10-KSB for the period ended September 30, 2006, as filed with the Securities and Exchange Commission (the “Report”), Ron Crafts, Chief Executive Officer and Principal Financial Officer of the Company, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Ron Crafts
By: Ron Crafts
Its: Chief Executive Officer, Chairman

/s/ Ron Crafts
By: Ron Crafts
Its: Principal Financial Officer, Chairman

December 29, 2006

[A signed original of this written statement required by Section 906 has been provided to Better Biodiesel, Inc. and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.]